Exhibit 1(b)





                           Fleet Financial Group, Inc.

                               U.S.$300,000,000
                       Retail Medium-Term NoteSM Securities
                 Senior Retail Medium-Term Notes, Series J and
                Subordinated Retail Medium-Term Notes, Series K
                             Due Nine Months or More
                               from Date of Issue

                            Selling Agency Agreement

                                                                  March 27, 1996
                                                              New York, New York

Smith Barney Inc.
390 Greenwich Street
New York, NY 10013

Dear Sirs:

          Fleet Financial Group, Inc., a Rhode Island corporation (the "Company"), confirms its agreement with you with respect to the issue and sale by the Company of up to $300,000,000 aggregate principal amount of its Senior Retail Medium-Term Notes, Series J and Subordinated Retail Medium-Term Notes, Series K (respectively, the "Senior Notes" and the "Subordinated Notes"), Due Nine Months or More from Date of Issue (collectively, the "Notes"). The Senior Notes are to be issued under an indenture dated as of October 1, 1992, between the Company and The First National Bank of Chicago (the "Senior Trustee" or "First Chicago"), as trustee (the "Senior Indenture"). The Subordinated Notes are to be issued under an indenture dated as of October 1, 1992, between the Company and First Chicago as trustee (the "Subordinated Trustee" and, collectively with the Senior Trustee, the "Trustee") as supplemented by a first supplemental indenture dated as of November 30, 1992, between the Company and the Subordinated Trustee (as so supplemented, the "Subordinated indenture" and collectively with the Senior Indenture, the "Indentures"). The Notes

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                                                                               2


will be issued in minimum denominations of $1,000 and integral multiples thereof, will be issued only in fully registered form and will have the annual interest rates, maturities and, if appropriate, other terms set forth in a supplement to the Prospectus referred to below. The Notes will be issued, and the terms thereof established, in accordance with the applicable Indenture and the Medium-Term Notes Administrative Procedures attached hereto as Exhibit A (the "Procedures") (unless a Terms Agreement (as defined in Section 2(b)) modifies or otherwise supersedes such Procedures with respect to Notes issued pursuant to such Terms Agreement). The Procedures may only be amended by written agreement of the Company and you after notice to, and with the approval of, the Trustee. For the purposes of this Agreement, the term "Agent" shall refer to you acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal, the term "Purchaser" shall refer to you acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to you whether at any time you are acting in both such capacities or in either such capacity.

          1.  Representations and Warranties.  The Company represents and
              ------------------------------
warrants to, and agrees with, you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (d) hereof.

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (File Number: 333-00701), including a basic prospectus, which also constitutes pursuant to Rule 429 under the Act Post-Effective Amendment No. 1 to registration statement on such Form (File Numbers: 33-63631) and which has become effective, for the registration under the Act of securities (the "Securities"), including the Notes, in an aggregate principal amount of $1,488,400,000. Such registration statement, as amended at the date of this Agreement, meet the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and complies in all other material respects with said Rule. The Company has included in such registration statement, as amended at the date of this Agreement, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof (the "Prospectus Supplement"). In connection with the sale of Notes the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Prospectus Supplement specifying the interest

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                                                                               3


     rates, maturity dates and, if appropriate, other terms of the Notes sold pursuant hereto or the offering thereof.

          (b) As of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission, as of the date of any Terms Agreement, on each day of an Offering Period (referred to below) and at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"), (i) the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, and each Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules thereunder; (ii) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by you specifically for inclusion in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

          (c) As of the time any Notes are issued and sold hereunder, each Indenture will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the

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                                                                               4


     Company entitled to the benefits of the applicable Indenture.

          (d) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the form of basic prospectus relating to the Securities contained in the Registration Statement at the Effective Date. "Prospectus" shall mean the Basic Prospectus as supplemented by the Prospectus Supplement. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time. "Rule 415" and "Rule 424" refer to such rules under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

          2. Appointment of Agent; Solicitation by the Agent of Offers to
             ------------------------------------------------------------
Purchase; Sales of Notes to a Purchaser. (a) Subject to the terms and conditions
- ---------------------------------------
set forth herein, the Company hereby authorizes the Agent to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.
The Company shall notify the Agent from time to time as to the commencement of a period during which the Notes may be offered and sold by the Agent (each period, commencing with such notification and ending at such time as the authorization for offers and sales through the
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                                                                               5


Agent shall have been suspended by the Company or the Agent as provided hereunder, being referred to as an "Offering Period").

          On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, the Agent agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes during each Offering Period from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures.

          The Company reserves the right, in its sole discretion, to instruct the Agent to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agent will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

          The Company agrees to pay the Agent a commission, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent as agent, in an amount equal to that percentage specified in
Schedule I hereto of the aggregate principal amount of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.

          Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by the Agent as agent for the Company at such time and in such amounts as such Agent deems advisable. The Company may from time to time offer Notes for sale otherwise than through the Agent; provided, however, that so long as this Agreement shall be in effect, the Company shall not solicit or accept offers to purchase Notes through any agent other than the Agent or Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Salomon Brothers Inc pursuant to a Selling Agency Agreement dated the date hereof, or an affiliate of the Company (including Fleet Bank of Massachusetts, National Association, which has entered into a distribution agreement with the Company providing for the sale of Notes on terms and conditions substantially similar to those contained herein) unless such solicitation or acceptance is on terms with respect to commissions substantially similar to those set forth in Schedule I hereto and the Company shall give the Agent reasonable notice of the appointment of such

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                                                                               6


agents for the purpose of soliciting the Notes.

          (b) Subject to the terms and conditions stated herein, whenever the Company and the Agent determine that the Company shall sell Notes directly to such Agent as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale between the Company and the Purchaser. Each such supplemental agreement (which may be an oral or written agreement) is herein referred to as a "Terms Agreement". Each Terms Agreement shall describe (whether orally or in writing) the Notes to be purchased by the Purchaser pursuant thereto and shall specify the aggregate principal amount of such Notes, the price to be paid to the Company for such Notes, the maturity date of such Notes, the rate at which interest will be paid on such Notes, the dates on which interest will be paid on such Notes and the record date with respect to each such payment of interest, the Closing Date for the purchase of such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Company or its officers or a letter from the Company's independent public accountants, as described in
Section 6(b). Any such Terms Agreement may also specify the period of time referred to in Section 4(m). Any such Terms Agreement may be in the form attached hereto as Exhibit B. The Purchaser's commitment to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

          Delivery of the certificates for Notes sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Procedures unless otherwise agreed to between the Company and the Purchaser in such Terms Agreement.

          Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Agent at varying prices determined at the time of sale or, if so agreed and set forth in the applicable Pricing
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                                                                               7


Supplement, at a fixed public offering price, from time to time. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow any portion of the discount or commission payable pursuant hereto to dealers or purchasers.

          3.  Offering and Sale of Notes.  The Agent and the Company agree to
              --------------------------
perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

          4.  Agreements.  The Company agrees with you that:
              ----------

          (a) Prior to the termination of the offering of the Notes, the
     Company will not file any amendment of the Registration Statement or supplement to the Prospectus (except for (i) periodic or current reports filed under the Exchange Act, (ii) a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other terms of any
     Notes or (iii) a supplement relating to an offering of Securities other than the Notes) unless the Company has furnished you a copy for your review prior to filing and given you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. The Company will promptly advise you
     (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to the termination of the offering of the Notes, any amendment of the
     Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if
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                                                                               8


     issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to you pursuant to paragraph (g) of this Section 4 in connection with the preparation or filing of such amendment or supplement are satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder.

          (c) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and will furnish to you copies of such documents. In addition, on the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish to you the information contained or to be contained in such announcement. The Company also will furnish to you copies of all other press releases or announcements to the general public of a financial nature. The Company will immediately notify you of (i) any decrease in the rating of the Notes or any other debt securities of the Company, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or (ii) any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, as soon as the Company learns of any such decrease or notice.

          (d) As soon as practicable, the Company will make generally available to its security holders and to you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of
     Section 11(a) of the Act and Rule 158 under the Act.

          (e) The Company will furnish to you and your counsel, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request.

          (f) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as you may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, and will arrange for the determination of the legality of the Notes for purchase by institutional investors.

          (g) The Company shall furnish to you such information, documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, each Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and you of its and your respective obligations hereunder and thereunder as you may from time to time and at any time prior to the termination of this Agreement reasonably request.

          (h) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its

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                                                                              10


     accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, each Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel, incurred in compliance with Section 4(f), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, (ii) reimburse you on a monthly basis for all out-of-pocket expenses (including without limitation advertising expenses) incurred by you in connection with this Agreement and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement.

          (i) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement and Prospectus as amended or supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other Securities to be issued and sold by the Company on or prior to such settlement date, the aggregate amount of Securities (including any Notes) which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statement.

          (j) Prior to the commencement of the first Offering Period subsequent to each time, and subsequent to each time during any Offering Period, that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement relating to any offering of Securities other than the Notes or providing solely for the specification of or a
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                                                                              11


     change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto), the Company will deliver or cause to be delivered promptly to you a certificate of the Company, signed by the Chairman of the Board, or the President, or any Executive Vice President and the principal financial or accounting officer or Treasurer of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in
     Section 5(d) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

          (k) Prior to the commencement of the first Offering Period subsequent to each time, and subsequent to each time during any Offering Period, that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto or (iii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless, in the case of clause (iii) above, in your reasonable judgment, such financial statements or other information are of such a nature that an opinion of counsel should be furnished), the Company shall furnish or cause to be furnished promptly to you a written opinion of counsel of the Company satisfactory to you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to you, of the same tenor as the opinion referred to in
     Section 5(b) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

          (l) Prior to the commencement of the first Offering Period subsequent to each time that the Registration Statement or the Prospectus is amended or supplemented to include or incorporate amended or supplemental financial information, and each time during any Offering Period that the Registration Statement or Prospectus is so amended or supplemented, the Company shall cause its independent public accountants promptly to furnish you a letter, dated the date of the commencement of such Offering Period or the date of the effectiveness of such amendment or the date of the filing of such supplement, as the case may be, in form satisfactory to you, of the same tenor as the letter referred to in
     Section 5(e) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, that in no event will the Company accept any offer to purchase Notes unless such letter shall have been delivered; provided, further, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company's independent public accountants may limit the scope of such letter, which shall be satisfactory in form to you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in your reasonable judgment, such letter should cover other information or changes in specified financial statement line items.

          (m) During the period from the date of any Terms Agreement to the later of (A) the Closing Date with respect to such Terms Agreement and (B) the date, if any, specified in such Terms Agreement, the Company shall not, without the prior consent of the Purchaser thereunder, issue or announce the proposed issuance of any of its debt securities, including Notes (other than the Notes that are to be sold pursuant to such Terms Agreement), with terms substantially similar to the Notes being purchased pursuant to such Terms Agreement, other than borrowing under its revolving credit agreements and lines of credit and issuances of its commercial paper.

          (n) The Company confirms as of the date hereof that it has complied with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An
                                                                          --
     Act Relating to Disclosure of Doing Business with Cuba, and the Company
     ------------------------------------------------------
     further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

          5. Conditions to the Obligations of the Agents. The obligations of the
             -------------------------------------------
Agent to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission and as of each Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to the Agent the opinion of Edwards & Angell, counsel for the Company, dated the Execution Time, to the effect that:

               (i) each of the Company, Fleet National Bank ("Fleet Bank-RI"), and any other subsidiary or subsidiaries which the Agent may reasonably request (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation or national association in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Company is qualified to do business as a foreign corporation under the laws of the State of New York; except as stated above, none of the Company or Fleet Bank-RI is required to be qualified to do business as a foreign corporation under the laws of any other jurisdiction; and the Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended;

               (ii) all the outstanding shares of capital stock of Fleet Bank-RI and such Subsidiaries have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. ss. 55) nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of Fleet Bank-RI and such Subsidiaries are owned by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

               (iii) each Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding agreement enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to the availability of equitable remedies which are discretionary with the courts);

               (iv) the Notes have been duly authorized as a series of Debt Securities under the applicable

          Indenture, are in the forms provided for by resolutions of the Board of Directors of the Company adopted pursuant to such Indenture, conform to the description thereof contained in the Prospectus, and, when executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the purchasers, will constitute valid and binding obligations of the Company entitled to the benefits of the applicable Indenture;

               (v) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

               (vi) the Registration Statement and any amendments thereto have become effective under the Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial data contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement, or any amendment thereof, at the time it became effective and at the date of this,Agreement (or, in the case of any opinion delivered pursuant to Section 4(k) or Section 6, the date of such subsequently delivered opinion), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented to the date of such opinion, includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (vii) this Agreement has been duly authorized, executed and delivered by the Company;

               (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes as contemplated by this Agreement and such other approvals (specified in such opinion) as have been obtained;

               (ix) neither the issue and sale of the Notes, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any order or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

               (x) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Rhode Island or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Agent and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the date such opinion is rendered.

          (c) The Agent shall have received from Cravath, Swaine & Moore, counsel for the Agent, such opinion or opinions, dated the Execution Time, with respect to the issuance and sale of the Notes, each Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d) The Company shall have furnished to the Agent a certificate of the Company, signed by the Chairman of the Board, or the President, or any Executive Vice President and the principal financial or accounting officer or Treasurer of the Company, dated the Execution Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto).

          (e) At the Execution Time, KPMG Peat Marwick LLP shall have furnished to the Agent a letter or letters (which may refer to letters previously delivered to the Agent), dated as of the Execution Time, in form and substance satisfactory to the Agent, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

               (i) in their opinion the audited financial statements included or incorporated in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

               (ii) on the basis of a reading of the latest unaudited consolidated financial statements made available by the Company; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive and audit committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements incorporated in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

                    (1) the amounts in the unaudited "Summary Consolidated
               Financial Data", if any, included in the Prospectus do not agree with the corresponding amounts in the audited consolidated financial statements, unaudited consolidated financial statements or analyses prepared by the Company from which such amounts were derived; or

                    (2) any unaudited financial statements included or
               incorporated in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus; or

                    (3) with respect to the period subsequent to the date of
               the most recent financial statements (other than capsule information), audited or unaudited, incorporated in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries on a consolidated basis or capital stock of the Company or decreases in the stockholders' equity of the Company and its subsidiaries on a consolidated basis as compared with the amounts shown on the most recent consolidated balance sheet or capitalization table included or incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements incorporated in the Registration Statement and the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in net interest income or income before income taxes, or in total or per share amounts of net income, of the Company and its subsidiaries on a consolidated basis, except in all instances for changes or decreases that the Registration Statement has disclosed have occurred or may occur, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Agent; or

                    (4) the amounts included in any unaudited "capsule"
               information included or incorporated in the Registration Statement and the Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

               (iii) they have performed certain other specific procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement, as amended, and the Prospectus, as amended or supplemented, and in Exhibit 12 to the Registration Statement, the information included or incorporated in Items 1 (Guide 3 Statistical Disclosure), 6 and 7 of the Company's annual report on Form 10-K incorporated therein, and in "Management's Discussion and Analysis of Financial Condition and Results of operations" included or incorporated in the Company's quarterly reports on Form 10-Q incorporated therein agrees with the accounting records of the Company and its subsidiaries on a consolidated basis, excluding any questions of legal interpretation; and

               (iv) if pro forma financial statements are included or incorporated in the Registration Statement and the Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain specified procedures, inquiries of certain officials of the Company and the acquired company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

          References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

          (f) Prior to the Execution Time, the Company shall have furnished to the Agent such further information, documents, certificates and opinions of counsel as the Agent may reasonably request.

          The documents required to be delivered by this Section 5 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Agents, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, on the date hereof.

          6. Conditions to the Obligations of the Purchaser. The obligations of
             ----------------------------------------------
the Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of the related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

          (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) To the extent agreed to in writing between the Company and the Purchaser in a Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(d) (except that references to the Prospectus shall be to the Prospectus as supplemented as of the date of such Terms Agreement), (ii) the opinion of Edwards & Angell, counsel for the Company, dated as of the Closing Date, to the effect set forth in Section 5(b), (iii) the opinion of Cravath, Swaine & Moore, counsel for the

     Purchaser, dated as of the Closing Date, to the effect set forth in Section 5(c), and (iv) a letter of KPMG Peat Marwick LLP, independent accountants for the Company, dated as of the Closing Date, to the effect set forth in
     Section 5(e).

          (c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and an applicable Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement and required to be delivered to the Purchaser pursuant to the terms hereof and thereof shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject there to may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          7. Right of Person Who Agreed to Purchase to Refuse to Purchase. (a)
             ------------------------------------------------------------
The Company agrees that any person who has agreed to purchase and pay for any Note, including a Purchaser and any person who purchases pursuant to a solici-tation by the Agent, shall have the right to refuse to purchase such Note if (i) at the Closing Date therefor, any condition set forth in Section 5 (except that references to the Prospectus shall be to the Prospectus as supplemented at the Closing Date) or 6, as applicable, shall not be satisfied, (ii) subsequent to the agreement to purchase such Note, any change, or any development with respect to the Company involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries shall have occurred the effect of which is, in the judgment of the Purchaser or the Agent which presented the offer to purchase such Note, as applicable, so material and adverse as to make it impractical or inadvisable to proceed with the delivery of such Note or (iii) subsequent to the agreement to purchase such Note, (w) there shall have been any decrease in the ratings of any of the Company's debt securities by Moody's Investors Service or Standard & Poor's Corporation (each a "Rating Agency") or any such Rating

Agency shall publicly announce that it has placed any of such debt securities on a "watchlist" with negative implications, (x) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (y) a banking moratorium shall have been declared either by Federal, Rhode Island or New York State authorities, or (z) there shall have occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets or the United States is such as to make it, in the judgment of the Purchaser or the Agent which presented the offer to purchase such Note, as applicable, impracticable to market such Notes (it being understood that under no circumstance shall the Agent have any duty or obligation to exercise any judgment permitted to be exercised pursuant to this
Section 7(a)).

          (b) The Company further agrees to notify the Agent upon the occurrence of any change, condition or development contemplated by Section 7(a)(ii) or
(iii).

          8. Indemnification and Contribution. (a) The Company agrees to
             --------------------------------
indemnify and hold harmless you and any person who controls you within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you or they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by you specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to the Prospectus or any preliminary Prospectus shall not inure to your benefit (or any person controlling you) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if it shall be established that such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act if the Company has previously furnished copies thereof in sufficient quantity and the loss, claim, damage or liability results from an untrue statement or omission of a material fact contained in the Prospectus or any preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) You agree to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information relating to you furnished to the Company by you specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have. The Company acknowledges that the statements set forth in the sixth paragraph under the heading "Plan of Distribution" of the Prospectus Supplement relating to purchases and sales of Notes in the secondary market and making a market in the Notes constitute the only information furnished in writing by you for inclusion in the documents referred to in the foregoing indemnity, and you confirm that such statements are correct.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party other-
wise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both
       --------  -------
the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus any local counsel), approved by you in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and you shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and you may be subject in such proportion so that you are responsible for that portion represented by the percentage that the aggregate commissions received by you pursuant to Section 2 in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by you if such commissions had been payable), bears to the aggregate principal amount of such Notes sold and the Company is responsible for the balance; provided, however, that (y) in no case shall you be responsible
                 --------  -------
for any amount in excess of the commissions received by you in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by you if such commissions had been payable) and
(z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 8, any person who controls you within the meaning of the Act shall have the same rights to contribution as you and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (y) and (z) of this paragraph (d).

          9. Termination. (a) This Agreement will continue in effect until
             -----------
terminated as provided in this Section 9. This Agreement may be terminated by either the Company as to you or by you insofar as this Agreement relates to you, giving written notice of such termination to you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the fourth paragraph of Section 2(a), Section 4(b), Section 4(h), Section 8 and Section 10. The provisions of this Agreement (including without limitation Section 7 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement.

          (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of any payment for Notes to be purchased thereunder, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal, Rhode Island, Connecticut, Maine, New Hampshire, Massachusetts or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on the financial markets is such as to make it, in the judgment of the Purchaser, impracticable or inadvisable to market such Notes or (iv) there shall have been any decrease in the ratings of the Company's debt securities by any Rating Agency or Any such Rating Agency shall publicly announce that it has placed any of such debt securities on a "watchlist" with negative implications.

          10. Representations and Indemnities to Survive. The respective
              ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(h) and 8 hereof shall survive the termination or cancellation of this Agreement.

          11. Notices. All communications hereunder will be in writing and
              -------
effective only on receipt, and, if sent to you, will be mailed, delivered or telegraphed and confirmed to you, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at One Federal Street, Boston, Massachusetts 02110, attention of the Senior Vice President and General Counsel.

          12. Successors. This Agreement will inure to the benefit of and be
              ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder, except for the right of a person who has agreed to purchase a Note to refuse to purchase such Note as provided in Section 7 hereof.

          13.  Applicable Law.  This Agreement will be governed by and construed
               --------------
in accordance with the laws of the State of New York.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.

                                    Very truly yours,

                                    FLEET FINANCIAL GROUP, INC.


                                   By:

                                    ---------------------------

The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof.






SMITH BARNEY INC.

By:

   ------------------------

                                 SCHEDULE   I

Commissions:
- ------------

          The Company agrees to pay the Agent a commission equal to the following percentage of the principal amount of each Note sold on an agency basis by such Agent:

Term                                                   Commission Rate
- ----                                                   ---------------

From 9 months to less than 1 year                            .20%
From 1 year to less than 2 year                              .40%
From 2 years to less than 3 years                            .60%
From 3 years to less than 4 years                            .75%
From 4 years to less than 5 years                           1.00%
From 5 years to less than 6 years                           1.50%
From 6 years to less than 7 years                           2.00%
From 7 years to less than 10 years                          2.25%
From 10 years to less than 15 years                         2.50%
From 15 years to less than 20 years                         2.75%
From 20 years to and including 30 years                     3.00%
Over 30 years                                         as agreed at the
                                                      time of sale

          Unless otherwise specified in the applicable Terms Agreement, the discount or commission payable to a Purchaser shall be determined on the basis of the commission schedule set forth above.


Address for Notice to you:
- --------------------------